UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015 (August 17, 2015)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2015, AXIS Capital Holdings Limited (the “Company”) entered into a Master Confirmation and Supplemental Confirmation (the “ASR Agreement”) with Goldman, Sachs & Co. relating to the accelerated share repurchase program (the “ASR Program”) that the Company previously announced on August 3, 2015 an intention to enter into. Pursuant to the terms of the ASR Agreement, the Company will repurchase $300 million of its common stock from Goldman, Sachs & Co.

Under the terms of the ASR Agreement, the Company will pay Goldman, Sachs & Co. $300 million on August 20, 2015 and on that date will receive initial deliveries of approximately 4.15 million shares, representing a substantial majority of the shares expected to be retired over the course of the ASR Agreement. The total number of shares ultimately repurchased under the ASR Agreement will be based on the volume-weighted average share price of the Company’s common stock during the calculation period of the ASR Program, less a discount. The accelerated share repurchase is scheduled to be completed in February 2016 subject to postponement or, in the event Goldman, Sachs & Co. exercises its right to accelerate the completion date, a date no earlier than November 2015. The actual number of shares repurchased will be determined at the completion of the ASR Program. The transaction will be accounted for as an equity transaction, with approximately 4.15 million shares removed from outstanding shares for purposes of calculating weighted average shares outstanding effective August 20, 2015. Any remaining shares repurchased under the program will be reduced from the share count at the completion of the ASR Program.

The ASR Agreement contains the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman, Sachs & Co. is permitted to make adjustments to valuation periods and other economic terms, the specific circumstances under which the ASR Program may be terminated early, and various acknowledgments, representations and warranties made by the Company and Goldman, Sachs & Co. to one another. The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ASR Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Master Confirmation and form of Supplemental Confirmation between AXIS Capital Holdings Limited and Goldman, Sachs & Co., dated August 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2015

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No	Description

10.1	Master Confirmation and form of Supplemental Confirmation between AXIS Capital Holdings Limited and Goldman, Sachs & Co., dated August 17, 2015